Exhibit 99.1

Fleetmatics Reports Third Quarter 2014 Financial Results

—Company Raises Outlook for 2014—

•	Revenue of $60.4 million, up 30.5% year-over-year

•	GAAP EPS of $0.21; Non-GAAP[1] adjusted EPS of $0.29

•	Adjusted EBITDA[1] of $21.0 million, or 34.7% of total revenue

•	Generated operating cash flow of $13.7 million

•	Approximately 523,000 active vehicles under subscription

Dublin, Ireland and Boston, Massachusetts – October 29, 2014 – Fleetmatics Group PLC (NYSE: FLTX), a leading global provider of mobile workforce solutions for service-based businesses of all sizes delivered as software-as-a-service (SaaS), today announced financial results for its third quarter ended September 30, 2014 and updated management’s guidance for 2014.

“We are delighted to be reporting strong third quarter results highlighted by record revenue and earnings,” said Jim Travers, Chairman and Chief Executive Officer of Fleetmatics. “Our results reflect strong new customer adoption of our software platform particularly among mid-market fleet operators, continued progress in new international markets, and cross selling of complimentary products such as Fleetmatics WORK. Looking ahead, we remain focused on increasing our penetration in North America, driving continued growth in international markets and delivering additional value to our customers with our growing portfolio of products.”

Results for the Third Quarter of 2014

Total revenue for the third quarter of 2014 was $60.4 million, an increase of 30.5% compared to $46.3 million for the third quarter of 2013. GAAP net income for the third quarter of 2014 was $8.2 million, or $0.21 per diluted share, compared to $5.6 million, or $0.15 per diluted share, for the third quarter of 2013. Non-GAAP adjusted earnings for the third quarter of 2014 was $11.3 million, or $0.29 per diluted share, compared to $9.3 million, or $0.25 per diluted share, for the third quarter of 2013. Non-GAAP adjusted earnings excludes share-based compensation, amortization of intangible assets and other items as defined below in “Non-GAAP Financial Measures”. Adjusted EBITDA for the third quarter of 2014 was $21.0 million, an increase of 39.3% compared to $15.1 million for the third quarter of 2013. Adjusted EBITDA margin for the third quarter of 2014 was 34.7%, compared to 32.5% for the third quarter of 2013. Adjusted EBITDA is defined as net income (loss) plus (benefit) provision for income taxes; interest (income) expense, net; foreign currency transaction (gain) loss, net; depreciation and amortization of property and equipment; amortization of capitalized in-vehicle devices owned by customers; amortization of intangible assets; share-based compensation; and other items as defined below in

“Non-GAAP Financial Measures.” As of September 30, 2014, the Company had cash of $161.0 million, an increase of $5.5 million from June 30, 2014. During the third quarter of 2014, the Company generated $13.7 million in net cash from operations and invested $11.7 million in purchases of property and equipment and capitalization of internally developed software, resulting in free cash flow of positive $2.0 million. During the third quarter of 2013, the Company generated $16.6 million in net cash from operations and invested $8.7 million in capital expenditures and capitalization of internally developed software, resulting in free cash flow of positive $7.9 million. A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Company Issues Fourth Quarter Guidance and Raises Full Year Guidance

The Company today issued guidance for the fourth quarter of 2014 and revised its previously issued guidance for the full year. The Company’s guidance is based on the current indications for its business, which may change at any time.

•	Fourth Quarter 2014 Guidance: The Company expects total revenue to be in the range of $63.5 million to $64.5 million. Adjusted EBITDA is expected to be in the range of $20.5 million to $21.5 million. Non-GAAP adjusted earnings per share is expected to be in the range of $0.29 to $0.30 based on approximately 38.7 million weighted average diluted shares outstanding.

•	Full Year 2014 Guidance: The Company expects total revenue to be in the range of $231.0 million to $232.0 million, which represents growth of 30.5% year-over-year at the midpoint. Adjusted EBITDA is expected to be in the range of $70.5 million to $71.5 million. Non-GAAP adjusted earnings per share is expected to be in the range of $0.95 to $0.96 based on approximately 38.4 million weighted average diluted shares outstanding.

“We remain on track to deliver strong results across the Company as we close the year,” said Steve Lifshatz, Chief Financial Officer of Fleetmatics. “Looking ahead to 2015, our preliminary estimates call for full year revenue growth in the range of 25%. While we will continue to invest for growth in 2015, we do not expect to do so as aggressively as in 2014. We will look to balance the growth we forecast in the business with the investments we have made to drive modest expansion in full year adjusted EBITDA margins. We will provide formal detailed 2015 guidance when we release results for the fourth quarter of 2014.”

Recent Operational Highlights

•	Fleetmatics ended the third quarter of 2014 with approximately 523,000 active vehicles under subscription, up 25.4% compared to over 417,000 during the third quarter of 2013.

•	Quarterly net churn[1] during the third quarter of 2014 was 0.4%, compared to 1.1% during the third quarter of 2013.

•	The Company announced the introduction of Logbook, a new product feature for its Fleetmatics REVEAL™ platform, which allows fleet-based businesses to remove the manual step from Hours of Service (HOS) paper processing. Logbook seamlessly tracks HOS information by obtaining the vehicle information through the engine and communicating directly to the Fleetmatics driver log mobile application, providing managers with visibility into HOS for any driver.

Company to Host Live Conference Call and Webcast

The Company’s management team plans to host a live conference call and webcast at 5:00 p.m. Eastern Time today to discuss the financial results as well as management’s outlook for the business and other matters. The conference call may be accessed in the United States by dialing 1.800.230.1096 and using access code “FLTX”. The conference call may be accessed outside of the United States by dialing +1.612.332.0226 and using access code “FLTX”. The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at http://ir.fleetmatics.com. A replay of the conference call will be available approximately two hours after the call by dialing 1.800.475.6701 or +1.320.365.3844 and using access code 339681 or by accessing the webcast replay on the Company’s investor relations website. The Company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About Fleetmatics Group PLC

Fleetmatics Group PLC is a leading global provider of mobile workforce solutions for service-based businesses of all sizes delivered as software-as-a-service (SaaS). Our solutions enable businesses to meet the challenges associated with managing local fleets, and improve the productivity of their mobile workforces, by extracting actionable business intelligence from real-time and historical vehicle and driver behavioral data. Fleetmatics Group’s intuitive, cost-effective Web-based solutions provide fleet operators with visibility into vehicle location, fuel usage, speed and mileage, and other insights into their mobile workforce, enabling them to reduce operating and capital costs, as well as increase revenue. An integrated, full-featured mobile workforce management product provides additional efficiencies related to job management by empowering the field worker and speeding the job completion process – quote through payment. As of September 30, 2014, Fleetmatics served over 24,000 customers, with approximately 523,000 subscribed vehicles worldwide. To learn more about Fleetmatics, visit www.fleetmatics.com.

Investor Relations:

Fleetmatics Group PLC

Brian Norris, +1 781.250.3829

brian.norris@fleetmatics.com

1Non-GAAP Financial Measures

In this release, Fleetmatics’ non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP adjusted earnings, non-GAAP diluted adjusted earnings per share, adjusted EBITDA and adjusted EBITDA margin are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. Non-GAAP gross profit and non-GAAP gross margin exclude share-based compensation and amortization of intangible assets. Non-GAAP operating income, non-GAAP adjusted earnings and non-GAAP diluted adjusted earnings per share exclude share-based compensation; amortization of intangible assets; foreign currency transaction (gain) loss; certain non-recurring litigation and settlement costs; certain non-recurring secondary public offering costs; acquisition-related transaction costs; the tax effects related to these items, and the tax reserve component of the income tax provision.

Adjusted EBITDA is defined as net income (loss) plus (benefit) provision for income taxes; interest (income) expense, net; foreign currency transaction (gain) loss, net; depreciation and amortization of property and equipment; amortization of capitalized in-vehicle devices owned by customers; amortization of intangible assets; share-based compensation; certain non-recurring litigation and settlement costs; certain non-recurring secondary public offering costs; and acquisition-related transaction costs.

We calculate our net churn for a period by dividing (i) the number of vehicles under subscription added from existing customers less vehicles under subscription lost from existing customers over that period by (ii) the total vehicles under subscription at the beginning of that period. A positive net churn in each period means we added more vehicles from existing customers than we lost from those customers during the particular period.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at ir.fleetmatics.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our future market share in North America and internationally, the addition of new products and our expected financial results for the fourth quarter of 2014, the full year of 2014, as well as our preliminary outlook for 2015. These forward-looking statements include, but are not limited to: plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our ability to effectively and efficiently attract, sell to and retain SMB customers; our ability to attract customers on a cost-effective basis; our dependence on enterprise customers; our dependence on various lead generation programs; our ability to retain and increase sales to our existing customers; our ability to successfully complete and integrate acquisitions; expectations regarding the widespread adoption of fleet management solutions; our ability to expand the sales of our products to customers located outside the U.S.; our ability to continue to compete in a highly fragmented market and the risk of future competitors by way of recent and future acquisitions or otherwise; keeping up with the rapid technological change required to remain competitive in our industry; our ability to migrate customers to newer technologies; and the impact of adverse economic conditions on information technology spending by SMB businesses, collection of our accounts receivable and other risks set forth under the caption “Risk Factors” in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2014, as updated by our subsequently filed quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

FLEETMATICS GROUP PLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Subscription revenue	$60,421	$46,314	$167,586	$127,262
Cost of subscription revenue	15,056	11,498	42,336	32,329

Gross profit	45,365	34,816	125,250	94,933

Operating expenses:
Sales and marketing	19,153	14,266	59,564	40,467
Research and development	4,259	3,130	13,049	7,685
General and administrative	10,623	10,506	31,381	25,526

Total operating expenses	34,035	27,902	103,994	73,678

Income from operations	11,330	6,914	21,256	21,255
Interest income (expense), net	(149)	(373)	(522)	(1,111)
Foreign currency transaction gain (loss), net	316	(118)	670	(774)
Other income (expense), net	(42)	—	(1)	—

Income before income taxes	11,455	6,423	21,403	19,370
Provision for income taxes	3,260	845	6,347	5,150

Net income	$8,195	$5,578	$15,056	$14,220

Net income per share:
Basic	$0.22	$0.15	$0.40	$0.40

Diluted	$0.21	$0.15	$0.39	$0.39

Weighted average ordinary shares outstanding:
Basic	37,575,672	36,313,259	37,373,705	35,311,648

Diluted	38,532,609	37,618,615	38,424,555	36,777,137

FLEETMATICS GROUP PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash	$161,008	$137,171
Restricted cash	—	64
Accounts receivable, net of allowances of $1,726 and $1,395 at September 30, 2014 and December 31, 2013, respectively	15,165	20,240
Deferred tax assets	6,715	6,505
Prepaid expenses and other current assets	22,413	13,675

Total current assets	205,301	177,655
Property and equipment, net	77,265	61,732
Goodwill	30,207	28,706
Intangible assets, net	7,088	7,765
Deferred tax assets, net	955	1,282
Other assets	10,035	9,399

Total assets	$330,851	$286,539

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$6,751	$9,952
Accrued expenses and other current liabilities	21,736	14,855
Deferred revenue	22,733	21,163

Total current liabilities	51,220	45,970
Deferred revenue	11,233	9,029
Accrued income taxes	3,508	2,094
Long-term debt	23,750	23,750
Other liabilities	4,875	3,888

Total liabilities	94,586	84,731

Total shareholders’ equity	236,265	201,808

Total liabilities and shareholders’ equity	$330,851	$286,539

FLEETMATICS GROUP PLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income	$15,056	$14,220
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	15,951	9,404
Amortization of capitalized in-vehicle devices owned by customers	896	715
Amortization of intangible assets	1,902	1,570
Amortization of deferred commissions, other deferred costs and debt discount	5,955	4,670
Provision for (benefit from) deferred tax assets	(277)	213
Provision for accounts receivable allowances	1,672	1,109
Unrealized foreign currency transaction (gain) loss	(735)	753
Loss on disposal of property and equipment and other assets	1,315	2,428
Share-based compensation	9,717	4,535
Excess tax benefits on share-based awards	(13,056)	—
Changes in operating assets and liabilities:
Accounts receivable	3,440	(3,731)
Prepaid expenses and other current and long-term assets	(2,277)	(6,459)
Accounts payable, accrued expenses and other current liabilities	2,751	6,400
Accrued income taxes	1,415	408
Deferred revenue	3,797	3,552

Net cash provided by operating activities	47,522	39,787

Cash flows from investing activities:
Purchases of property and equipment	(28,908)	(25,673)
Capitalization of internal-use software costs	(2,491)	(1,496)
Proceeds from sale of property and equipment	41	—
Payment for business acquired, net of cash acquired	(2,274)	(6,851)
Net decrease in restricted cash	64	—

Net cash used in investing activities	(33,568)	(34,020)

Cash flows from financing activities:
Payments of Term Loan	—	(938)
Proceeds from secondary public offering, net of offering costs	—	32,060
Proceeds from exercise of stock options	1,967	4,685
Payments of previously accrued initial public offering costs	—	(1,355)
Taxes paid related to net share settlement of equity awards	(3,703)	—
Excess tax benefits from share-based awards	13,056	—
Payments of capital lease obligations	(620)	(276)
Payments of notes payable	(365)	—

Net cash provided by financing activities	10,335	34,176

Effect of exchange rate changes on cash	(452)	(183)

Net increase in cash	23,837	39,760
Cash, beginning of period	137,171	100,087

Cash, end of period	$161,008	$139,847

Supplemental disclosure of cash flow information:
Cash paid for interest	$525	$876
Cash paid (refunds received), net for income taxes	$1,234	$1,204
Supplemental disclosure of non-cash financing and investing activities:
Acquisition of property and equipment and software through capital leases and note payable	$2,647	$—
Additions to property and equipment included in accounts payable or accrued expenses at the balance sheet dates	$2,167	$2,177
Issuance of ordinary shares under employee share purchase plan	$441	$—

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND OPERATING INCOME

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Gross Profit GAAP	$45,365	$34,816	$125,250	$94,933
Share-based compensation	176	132	495	275
Amortization of intangible assets	345	221	894	326

Gross Profit Non-GAAP	$45,886	$35,169	$126,639	$95,534

Subscription revenue	$60,421	$46,314	$167,586	$127,262

Gross Margin Percentages:
GAAP	75.1%	75.2%	74.7%	74.6%
Non-GAAP	75.9%	75.9%	75.6%	75.1%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Operating income GAAP	$11,330	$6,914	$21,256	$21,255
Share-based compensation	3,290	2,330	9,717	4,535
Amortization of intangible assets	681	636	1,902	1,570
Secondary public offering costs	—	392	—	1,285
Litigation and settlements	(364)	915	(147)	1,203
Acquisition-related transaction costs	—	258	218	372

Operating income Non-GAAP	$14,937	$11,445	$32,946	$30,220

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$8,195	$5,578	$15,056	$14,220
Provision for income taxes	3,260	845	6,347	5,150
Interest (income) expense, net	149	373	522	1,111
Foreign currency transaction (gain) loss, net	(316)	118	(670)	774
Depreciation and amortization of property and equipment	5,835	3,339	15,951	9,404
Amortization of capitalized in-vehicle devices owned by customers	238	269	896	715
Amortization of intangible assets	681	636	1,902	1,570
Share-based compensation	3,290	2,330	9,717	4,535
Secondary public offering costs	—	392	—	1,285
Litigation and settlements	(364)	915	(147)	1,203
Acquisition-related transaction costs	—	258	218	372

Adjusted EBITDA	$20,968	$15,053	$49,792	$40,339

Subscription revenue	$60,421	$46,314	$167,586	$127,262

Adjusted EBITDA margin	34.7%	32.5%	29.7%	31.7%

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EARNINGS AND EPS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net income	$8,195	$5,578	$15,056	$14,220
Amortization of intangible assets	681	636	1,902	1,570
Share-based compensation	3,290	2,330	9,717	4,535
Foreign currency transaction (gain) loss, net	(316)	118	(670)	774
Secondary public offering costs	—	392	—	1,285
Litigation and settlements	(364)	915	(147)	1,203
Acquisition-related transaction costs	—	258	218	372
Tax effect of non-GAAP adjustments above at 15%	(494)	(697)	(1,653)	(1,461)
Tax reserve component of income tax provision	266	(260)	791	560

Adjusted earnings	$11,258	$9,270	$25,214	$23,058

Weighted average ordinary shares outstanding — diluted	38,532,609	37,618,615	38,424,555	36,777,137
Non-GAAP adjusted EPS	$0.29	$0.25	$0.66	$0.63

RECONCILIATION TO NON-GAAP INCOME

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Cost of subscription revenue
Share-based compensation	$176	$132	$495	$275
Amortization of intangible assets	345	221	894	326

Subtotal cost of subscription revenue	521	353	1,389	601

Sales and marketing
Share-based compensation	1,113	909	3,615	1,712
Amortization of intangible assets	336	415	1,008	1,244

Subtotal sales and marketing	1,449	1,324	4,623	2,956

Research and development
Share-based compensation	519	367	1,384	675

Subtotal research and development	519	367	1,384	675

General and administrative
Share-based compensation	1,482	922	4,223	1,873
Secondary public offering costs	—	392	—	1,285
Litigation and settlements	(364)	915	(147)	1,203
Acquisition-related transaction costs	—	258	218	372

Subtotal general and administrative	1,118	2,487	4,294	4,733

Foreign currency transaction (gain) loss, net	(316)	118	(670)	774
Tax effect of non-GAAP adjustments, net of tax reserve component of income tax provision	(228)	(957)	(862)	(901)

Total expense add-backs	$3,063	$3,692	$10,158	$8,838